Exhibit 3

                      Resignation and Termination Agreement
                               (Kathleen O. Macke)


                          TERMINATION OF CUSTODIANSHIP,
                     IRREVOCABLE PROXY AND POWER OF ATTORNEY


           KNOW ALL MEN BY THESE PRESENTS:

           WHEREAS, Kathleen O. Macke signed a Custodianship, Irrevocable Proxy and Power of Attorney (the "Power of Attorney") on July 27, 1998 appointing Jeffrey Macke as Kathleen O. Macke's Custodian, Proxy and Attorney-in-fact with respect to all shares of Duckwall Alco Stores, Inc. common stock owned or subsequently acquired by Kathleen O. Macke;

           WHEREAS, the Durable Power of Attorney, by its terms, is irrevocable and may only be terminated or modified by the written agreement between Kathleen O. Macke and Jeffrey Macke;

           NOW THEREFORE, the undersigned do hereby agree that the appointment of Jeffrey Macke as Kathleen O. Macke's Custodian, Proxy and Attorney-in-fact is terminated as of April 7, 2005.

                            [signature page follows]

           IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed on the date indicated below.



Date:      April 6, 2005                  /s/ Kathleen O. Macke
       ------------------------           ------------------------------------
                                          Kathleen O. Macke


Date:      April 7, 2005                  /s/ Jeffrey Macke
       ------------------------           ------------------------------------
                                          Jeffrey Macke



STATE OF California       )
                          )  SS.
COUNTY OF Napa            )

           On this 6th day of April 2005, before me, a Notary Public in and for said state, personally appeared Kathleen O. Macke, known to me to be the person who executed the within Termination of Custodianship, Irrevocable Proxy and Power of Attorney and acknowledged to me that she executed the same for the purposes therein stated.

                                        /s/ Sandra J. Re
                                        ------------------------------------
                                        Notary Public


My commission expires:   3/1/2006
                       -------------------

STATE OF California       )
                          )  SS.
COUNTY OF Marin           )

           On this 7th day of April 2005, before me, a Notary Public in and for said state, personally appeared Jeffrey Macke, known to me to be the person who executed the within Termination of Custodianship, Irrevocable Proxy and Power of Attorney and acknowledged to me that she executed the same for the purposes therein stated.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal on the day and year last above written.

                                        /s/ Laura Johnstone
                                        -----------------------------------
                                        Notary Public in and for
                                        California
                                        County, Marin


My commission expires:   11/4/07
                       -------------------


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